Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2022 Operating Results

NORTH BETHESDA, Md. (May 5, 2022) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2022. For the three months ended March 31, 2022 and 2021, net income available for common shareholders was $0.63 per diluted share and $0.60 per diluted share, respectively.
Highlights for the quarter and subsequent events include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.50 for the quarter compared to $1.17 for the first quarter 2021.
•Generated comparable property operating income (POI) growth of 14.5% for the first quarter.
•Continued record levels of leasing with 119 signed leases for 444,398 square feet of comparable space in the first quarter, our most active first quarter on record.
•Federal Realty’s portfolio was 91.2% occupied and 93.7% leased, representing year-over-year increases of 170 basis points and 190 basis points, respectively.
◦Maintained a 250 basis point spread between leased and occupied.
•Continued strong small shop leasing, ending the quarter at 88.7% leased, an increase of 130 basis points over the fourth quarter and an increase of 490 basis points year over year.
•Subsequent to quarter end, closed on phase one of the acquisition of Kingstowne Towne Center in Kingstowne, Virginia, for $100 million and expect to close on phase two for $100 million in July 2022, subject to customary closing conditions. Combined, the property comprises 410,000 square feet of retail space on 45 acres of land.
•Increased 2022 earnings per diluted share guidance to $2.36 - $2.56 and increased 2022 FFO per diluted share guidance to $5.85 - $6.05, an increase of 10 cents at the midpoint.
“Demand for our product has outpaced even our continually raised expectations,” said Donald C. Wood, Chief Executive Officer. “Record leasing combined with in-process expansion at our established mixed-use centers, our continued redevelopment and property improvement efforts and recent selective acquisitions continue to drive bottom line earnings growth. These multiple drivers of growth are what differentiate us over cycles.”

Financial Results
Net Income
Net income available for common shareholders was $50.0 million and earnings per diluted share was $0.63 for first quarter 2022 versus $46.2 million and $0.60, respectively, for first quarter 2021.
FFO
In the first quarter 2022, Federal Realty generated FFO of $119.1 million, or $1.50 per diluted share. This compares to FFO of $91.1 million, or $1.17 per diluted share, in first quarter 2021.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Portfolio Results
Occupancy
The portfolio was 91.2% occupied as of March 31, 2022, an increase of 170 basis points over the first quarter 2021. The portfolio was 93.7% leased as of March 31, 2022, an increase of 190 basis points over the first quarter 2021. Both portfolio occupancy and leased rate increased 10 basis points over the fourth quarter 2021, a strong result given that occupancy and leased metrics typically trend down in the first quarter due to traditional seasonality of the business. The spread between our leased and occupied percentages was 250 basis points at the end of the first quarter.
Additionally, our comparable residential properties were 97.7% leased as of March 31, 2022, a sequential increase of 50 basis points over fourth quarter and year-over-year increase of 160 basis points.
Leasing Activity
During the first quarter 2022, Federal Realty signed 124 leases for 460,062 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 444,398 square feet at an average rent of $36.77 per square foot compared to the average contractual rent of $34.31 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 7%, 17% on a straight-line basis.
Transaction Activity
Subsequent to quarter end, Federal Realty closed on phase one of the acquisition of Kingstowne Towne Center in Kingstowne, Virginia, for $100 million and expects to close on phase two for $100 million in July 2022, subject to customary closing conditions. Combined, the property comprises 410,000 square feet of retail space on 45 acres of land and is anchored by Safeway, Giant, T.J. Maxx, Ross and HomeGoods.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.07 per common share, resulting in an indicated annual rate of $4.28 per common share. The regular common dividend will be payable on July 15, 2022 to common shareholders of record as of June 22, 2022.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on July 15, 2022 to shareholders of record as of July 1, 2022.
Guidance
Federal Realty increased its 2022 guidance for earnings per diluted share from $2.30 - $2.50 to $2.36 - $2.56 and 2022 FFO per diluted share from $5.75 to $5.95 to $5.85 - $6.05.
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its first quarter 2022 earnings conference call, which is scheduled for Thursday, May 5, 2022 at 11:00 AM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13729384 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through May 19, 2022 by dialing 844.512.2921; Passcode: 13729384.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,100 tenants, in 25 million square feet, and approximately 3,400 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 54 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2022
	Three Months Ended
	March 31,
	2022	2021
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$256,507	$217,135
Mortgage interest income	264	1,026
Total revenue	256,771	218,161
EXPENSES
Rental expenses	56,211	49,238
Real estate taxes	30,560	29,420
General and administrative	12,342	10,258
Depreciation and amortization	71,674	63,874
Total operating expenses	170,787	152,790

Gain on sale of real estate and change in control of interest	—	17,428

OPERATING INCOME	85,984	82,799

OTHER INCOME/(EXPENSE)
Other interest income	120	363
Interest expense	(31,573)	(32,085)
Income (loss) from partnerships	197	(1,338)
NET INCOME	54,728	49,739
Net income attributable to noncontrolling interests	(2,744)	(1,503)
NET INCOME ATTRIBUTABLE TO THE TRUST	51,984	48,236
Dividends on preferred shares	(2,010)	(2,010)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$49,974	$46,226

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.63	$0.60
Weighted average number of common shares	78,446	76,842
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.63	$0.60
Weighted average number of common shares	78,543	76,842

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2022
	March 31,	December 31,
	2022	2021
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $2,210,901 and $2,207,648 of consolidated variable interest entities, respectively)	$8,843,063	$8,814,791
Construction-in-progress (including $21,677 and $18,752 of consolidated variable interest entities, respectively)	662,985	607,271
	9,506,048	9,422,062
Less accumulated depreciation and amortization (including $403,533 and $389,950 of consolidated variable interest entities, respectively)	(2,587,121)	(2,531,095)
Net real estate	6,918,927	6,890,967
Cash and cash equivalents	157,944	162,132
Accounts and notes receivable, net	183,479	169,007
Mortgage notes receivable, net	9,519	9,543
Investment in partnerships	13,183	13,027
Operating lease right of use assets	90,231	90,743
Finance lease right of use assets	49,511	49,832
Prepaid expenses and other assets	245,581	237,069
TOTAL ASSETS	$7,668,375	$7,622,320
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $334,640 and $335,301 of consolidated variable interest entities, respectively)	$339,236	$339,993
Notes payable, net	301,540	301,466
Senior notes and debentures, net	3,406,491	3,406,088
Accounts payable and accrued expenses	233,773	235,168
Dividends payable	86,617	86,538
Security deposits payable	26,073	25,331
Operating lease liabilities	72,317	72,661
Finance lease liabilities	72,028	72,032
Other liabilities and deferred credits	201,680	206,187
Total liabilities	4,739,755	4,745,464
Commitments and contingencies
Redeemable noncontrolling interests	214,043	213,708
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 79,417,472 and 78,603,305 shares issued and outstanding, respectively	799	790
Additional paid-in capital	3,572,591	3,488,794
Accumulated dividends in excess of net income	(1,101,154)	(1,066,932)
Accumulated other comprehensive income (loss)	1,525	(2,047)
Total shareholders’ equity of the Trust	2,633,758	2,580,602
Noncontrolling interests	80,819	82,546
Total shareholders’ equity	2,714,577	2,663,148
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,668,375	$7,622,320

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
March 31, 2022
	Three Months Ended
	March 31,
	2022	2021
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$54,728	$49,739
Net income attributable to noncontrolling interests	(2,744)	(1,503)
Gain on sale of real estate and change in control of interest	—	(17,428)
Depreciation and amortization of real estate assets	62,977	57,103
Amortization of initial direct costs of leases	5,793	4,744
Funds from operations	120,754	92,655
Dividends on preferred shares (2)	(1,875)	(2,010)
Income attributable to downREIT operating partnership units	706	785
Income attributable to unvested shares	(436)	(325)
FFO	$119,149	$91,105
Weighted average number of common shares, diluted (2)(3)	79,299	77,582
FFO per diluted share (3)	$1.50	$1.17

Dividends and Payout Ratios
Regular common dividends declared	$84,196	$82,371
Dividend payout ratio as a percentage of FFO	71%	90%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$71,643	$84,701
Tenant improvements and incentives	16,969	12,771
Total non-maintenance capital expenditures	88,612	97,472
Maintenance capital expenditures	5,423	3,861
Total capital expenditures	$94,035	$101,333

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$4,820	$2,646
Depreciation and amortization	(2,344)	(1,464)
Interest expense	(439)	(464)
Net income	$2,037	$718
Notes:
1)See Glossary of Terms.
2)For the three months ended March 31, 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."
3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but is anti-dilutive for the computation of dilutive EPS for these periods.
4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income and Other Information
March 31, 2022

Components of Rental Income (1)	Three Months Ended
	March 31,
	2022	2021
	(in thousands)
Minimum rents (2)
Commercial	$169,631	$156,838
Residential	23,061	19,297
Cost reimbursements	50,312	46,092
Percentage rents	3,635	1,045
Other	10,034	8,214
Collectibility related impact (3)	(166)	(14,351)
Total rental income	$256,507	$217,135
Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)Minimum rents include the following:

	Three Months Ended
	March 31,
	2022	2021
	(in millions)

Straight-line rents	$5.0	$2.2
Amortization of in-place leases	$2.8	$1.6
3)The primary drivers of our collectibility impacts in the quarter include the impacts of cash basis tenants who did not make full contractual rent payments as well as COVID-19 abatements partially offset by the collection of rents from previous quarters. In Q1 2022, our collectability related impact includes approximately $2 million related to the abatement of Q1 2022 contractual rents due to COVID-19 and is offset by the collection of approximately $5 million of rents due from previous quarters.

Information on Cash Basis Tenants (4)	As of March 31, 2022
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	3,064	33%
Annualized base rent from commercial tenants (in millions) (5)	$682	25%
Notes:
4)Tenants are recognized on a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our December 31, 2021 Annual Report on Form 10-K.
5)See Glossary of Terms.
Rent Deferrals

Cumulative contractual rent deferred (in millions) (6)	$47
Cumulative deferral payments collected through March 31, 2022 (in millions) (7)	$29
Notes:
6)Total contractual rent for April 2020 through March 2022 that has been deferred pursuant to modification agreements signed through March 31, 2022. Accrual basis tenants comprise approximately 50% of this cumulative deferred rent for executed agreements in place as of March 31, 2022.
7)Deferral payments collected to date represent approximately 90% of the amounts agreed to be repaid by March 31, 2022.

Federal Realty Investment Trust
Comparable Property Information
March 31, 2022

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q1 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Pike & Rose Phase 3, Huntington Shopping Center, Willow Grove Shopping Center, and all properties acquired or disposed of from Q1 2021 to Q1 2022. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	March 31,
	2022	2021
	(in thousands)
Operating income	$85,984	$82,799
Add:
Depreciation and amortization	71,674	63,874
General and administrative	12,342	10,258
Gain on sale of real estate and change in control of interest	—	(17,428)
Property operating income (POI)	170,000	139,503
Less: Non-comparable POI - acquisitions/dispositions	(8,621)	(1,774)
Less: Non-comparable POI - redevelopment, development & other	(6,369)	(2,347)
Comparable property POI	$155,010	$135,382

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	March 31,
	2022	2021	% Change
	(in thousands)
Rental income	$231,102	$209,615

Rental expenses	(48,650)	(46,141)
Real estate taxes	(27,442)	(28,092)
	(76,092)	(74,233)

Comparable property POI	$155,010	$135,382	14.5%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	March 31,
	2022	2021
	(in thousands)
Redevelopment and tenant improvements and incentives	$27,403	$23,171
Maintenance capital expenditures	5,240	3,725
	$32,643	$26,896

Comparable Property - Occupancy Statistics (2)
	At March 31,
	2022	2021
GLA - comparable commercial properties	22,156,000	22,131,000
Leased % - comparable commercial properties	93.6%	91.9%
Occupancy % - comparable commercial properties	91.1%	90.0%
Notes:
1)See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)See page 26 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
March 31, 2022
	March 31,
	2022	2021
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	80,074	78,446
Market price per common share	$122.07	$101.45
Common equity market capitalization including downREIT operating partnership units	$9,774,633	$7,958,347

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,934,633	$8,118,347

Total debt	$4,047,267	$4,274,910
Less: cash and cash equivalents	(157,944)	(779,901)
Total net debt (3)	$3,889,323	$3,495,009

Total market capitalization	$13,823,956	$11,613,356

Total net debt to market capitalization at market price per common share	28%	30%

Notes:
1)Amounts include 656,824 and 739,601 downREIT operating partnership units outstanding at March 31, 2022 and 2021, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
March 31, 2022
	As of March 31, 2022
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	12,056
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,102
Various Hoboken (14 Buildings) (3)	Various through 2029	Various	31,586
Chelsea	1/15/2031	5.36%	4,751
Hoboken (1 Building) (4)	7/1/2042	3.75%	16,148
Subtotal			340,743
Net unamortized debt issuance costs and premium			(1,507)
Total mortgages payable, net			339,236		3.97%

Notes payable
Revolving credit facility (5)	1/19/2024	LIBOR + 0.775%	—
Term loan (6)	4/16/2024	LIBOR + 0.80%	300,000
Various	Various through 2028	11.31%	2,584
Subtotal			302,584
Net unamortized debt issuance costs			(1,044)
Total notes payable, net			301,540		1.51%	(9)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized debt issuance costs and premium			(12,709)
Total senior notes and debentures, net			3,406,491		3.49%

Total debt, net			$4,047,267	(7)

Total fixed rate debt, net			$3,748,267	93%	3.54%
Total variable rate debt, net			299,000	7%	1.42%	(9)
Total debt, net			$4,047,267	100%	3.38%	(9)

	Three Months Ended
	March 31,
	2022	2021
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10)	4.04x	3.07x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At March 31, 2022, our share of unconsolidated debt was approximately $28.3 million. At March 31, 2022, our noncontrolling interests' share of mortgages payable was $44.7 million.
2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
3)The interest rates on these mortgages range from 3.91% to 5.00%.
4)The mortgage loan has a fixed interest rate; however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022, and the loan is prepayable at par anytime after this date.
5)Our revolving credit facility has a borrowing capacity of $1.0 billion. The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2022 was $38.0 million. The weighted average interest rate on borrowing under our credit facility, before amortization of debt fees, for the three months ended March 31, 2022 was 1.2%. Effective April 1, 2022, the spread over LIBOR increased to 82.5 basis points as a result of the change in our credit rating.
6)Effective April 1, 2022, the spread over LIBOR increased to 85 basis points as a result of the change in our credit rating.
7)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 8 years.
8)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 9.
9)The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.
10)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2022
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2022	$3,208	$—		$3,208		0.1%	0.1%	—%
2023	4,307	275,000		279,307		6.9%	7.0%	3.0%
2024	4,347	900,000	(1)	904,347		22.2%	29.2%	2.9%	(4)
2025	4,118	44,298		48,416		1.2%	30.4%	3.9%
2026	3,461	452,450		455,911		11.2%	41.6%	2.1%
2027	3,054	690,570		693,624		17.1%	58.7%	3.8%
2028	2,934	—		2,934		0.1%	58.8%	6.1%
2029	2,770	458,099		460,869		11.3%	70.1%	3.3%
2030	1,141	400,000		401,141		9.9%	80.0%	3.8%
2031	589	—		589		—%	80.0%	5.9%
Thereafter	6,282	805,899		812,181		20.0%	100.0%	4.2%
Total	$36,211	$4,026,316		$4,062,527	(2)	100.0%

Notes:
1)Our $300.0 million term loan matures on April 16, 2024, plus two one-year extensions at our option.
2)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of March 31, 2022.
3)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
4)The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our $1.0 billion revolving credit facility, which had no balance outstanding at March 31, 2022. Our revolving credit facility matures on January 19, 2024, plus two six-month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2022

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions currently affecting the broader economy.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$69	2023
CocoWalk (4)	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 107,000 square foot 5-story office/retail building with 22,000 square feet of retail; complete renovation of the west wing	6%	$93 - $97	$91	Stabilized
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7%	$80 - $85	$19	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$15	$11	2022
Azalea	Southgate, CA	Development of a new 3,000 square foot single tenant pad building	7%	$3	$1	2022
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	7%	$2	$0	2023
Total Active Redevelopment projects (5)			6%	$303 - $322	$191

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 22 properties to better position those properties to capture a disproportionate amount of retail demand post-COVID	6% - 13%	$103	$43

Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(3)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)CocoWalk is expected to stabilize from an economic perspective during 2022, with a full year of stabilized POI of approximately $11 million in 2023. 2022 is expected to generate approximately 75-80% of this amount.
(5)All subtotals and totals reflect cost weighted-average ROIs.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
March 31, 2022

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions affecting the broader economy.

						Projected POI Delivered
						(as a % of Total)
		Projected	Total	Costs to		For Year Ended December 31, (2)
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		2022	2023	Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$469		65 - 75%	90 - 95%	244,000 square feet of office space leased First retail tenants opened in Q2 2021 Residential units delivered Q3/Q4 2021
Future Phases	- 1.5M SF of commercial - 326 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
909 Rose Avenue (Phase III)	-212,000 SF of office -7,000 SF of retail	6-7%	$128 - 135	$122	(4)	60 - 70%	90 - 95%	Opening began in Q3 2020 198,000 square feet leased
915 Meeting Street (Phase IV)	-266,000 SF of office -10,000 SF of retail	6%	$185 - 200	$38		—	—	105,000 SF of office space pre-leased
Future Phases	- 530,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
Santana West	- 376,000 SF of office	6-7%	$300 - 315	$198		—	TBD
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:
(1)Anticipated opening dates, total cost, and projected return on investment (ROI), and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected POI delivered includes straight-line rent.
(3)Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2022

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Pike 7 Plaza	Vienna, VA
	Mercer Mall	Lawrenceville, NJ

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.
	Barracks Road	Charlottesville, VA	Friendship Center	Washington, DC
	Bethesda Row	Bethesda, MD	Grossmont Center	La Mesa, CA
	Chelsea Commons	Chelsea, MA	Hastings Ranch Plaza	Pasadena, CA
	Dedham Plaza	Dedham, MA	Huntington	Huntington, NY
	Fairfax Junction	Fairfax, VA	Riverpoint Center	Chicago, IL
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY	Willow Grove	Willow Grove, PA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Federal Plaza	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase III include approximately 530,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.

Federal Realty Investment Trust
Property Acquisition
March 31, 2022

Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
April 20, 2022	Kingstowne Towne Center	Kingstowne, Virginia	227,000	$100.0	Safeway / TJ Maxx / Homegoods / Five Below

Note:
In July 2022, we expect to close on the second phase of this acquisition for an additional purchase price of $100.0 million, subject to customary closing conditions. Once the remaining acquisition is complete, the property will comprise 410,000 square feet of retail GLA on 45 acres of land. Additional principal tenants included in the second phase will be grocery anchor Giant and Ross Dress for Less.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	$108,515	$40,000	22	223,000	99%				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	113,984	12,056	32	330,000	98%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,597		1	42,000	88%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,690		22	243,000	97%		32,000	Sprouts	Total Wine & More / Rite Aid / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,552		32	440,000	99%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	54,832		18	298,000	95%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	27,187		3	71,000	85%				CB2
Freedom Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	43,864		9	114,000	93%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	176,042		64	934,000	99%				Target / Walmart / Macy's / CVS
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,706		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,879		3	181,000	86%				Target / Marshalls / L.A. Fitness
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,631		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	39,170		8	97,000	93%				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,287		12	155,000	100%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,954		4	48,000	96%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	299,699	125,000	50	500,000	84%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	49,541		22	212,000	98%		14,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,255,274		45	1,208,000	97%	662			Crate & Barrel / CB2 / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	46,206		12	148,000	92%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	87,545		2	207,000	74%				adidas / Madewell / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	158,306		44	648,000	91%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,943,461		428	6,453,000	94%

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	50,239		10	113,000	94%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	251,057		17	529,000	95%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	24,477		10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	38,353		9	90,000	90%		35,000	Safeway	Starbucks
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,060		21	324,000	91%	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,072		2	38,000	69%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	42,003		11	124,000	97%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	72,212		18	249,000	94%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,541		1	78,000	100%				Marshalls / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,367		16	208,000	95%				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	24,656		10	132,000	87%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,575		7	73,000	100%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	60,435		26	364,000	97%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	171,678		36	368,000	100%		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	93,284		29	565,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,285		10	91,000	98%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,640		25	228,000	95%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	108,272		14	297,000	99%		45,000	Harris Teeter	TJ Maxx / DSW / Ulta
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	737,813		24	623,000	99%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,301		13	172,000	97%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,880		10	116,000	96%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,161		16	268,000	94%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,581	4,362	12	187,000	78%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,615		14	N/A	99%	282
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,046		12	111,000	86%		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,545		10	106,000	89%		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,092		5	50,000	98%		15,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	70,301	6,923	16	267,000	83%		28,000	Harris Teeter	CVS / AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,496		12	88,000	98%		20,000	Balducci's	CVS / Multiple Restaurants
		Total Washington Metropolitan Area	2,291,037		416	6,003,000	95%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	104,763		46	408,000	94%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	50,327	11,500	11	99,000	92%				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	107,873		9	59,000	89%	2			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,900		17	409,000	95%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	84,534		9	146,000	88%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	32,993		13	103,000	92%		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	36,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	34,314		15	133,000	74%		61,000	Shop Rite
Hoboken	(4) (8)	New York-Newark-Jersey City, NY-NJ-PA	216,262	103,836	3	171,000	98%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	62,219		21	153,000	78%				Petsmart / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,707		18	74,000	93%				Barnes & Noble

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	104,799		21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(7)	Trenton, NJ	130,394	55,176	50	551,000	89%		75,000	Shop Rite	Ferguson Bath, Kitchen, & Lighting / Ross Dress For Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	129,134	43,600	21	193,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,170		19	211,000	100%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,230,137		274	2,999,000	93%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,340		22	270,000	88%		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	67,409		23	174,000	95%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	36,523		28	260,000	97%		47,000	Whole Foods	Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,218		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	23,841		21	223,000	100%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	52,270		29	356,000	96%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,484		15	227,000	82%				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,952		17	124,000	89%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	32,293		13	106,000	98%				Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,000		14	248,000	97%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	357,330		206	2,144,000	94%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	1,096,717		65	1,074,000	98%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,555		15	114,000	89%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,634	4,751	37	222,000	93%				Home Depot / Planet Fitness / CVS
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	46,965		20	245,000	88%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	152,370		19	223,000	97%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,839		17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,385,449		201	2,075,000	96%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	27,133		24	243,000	88%		16,500	Aldi	Dick's Sporting Goods / Petco
Perring Plaza		Baltimore-Columbia-Towson, MD	34,668		29	398,000	71%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	124,286		35	315,000	88%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,282		4	32,000	100%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,441		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,589		7	80,000	100%		54,000	Giant Food

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
White Marsh Other		Baltimore-Columbia-Towson, MD	28,989		16	56,000	100%
		Total Baltimore	283,388		116	1,128,000	84%

South Florida
CocoWalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	192,881		3	248,000	99%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	74,359		17	187,000	95%		44,000	Winn Dixie	CVS / L.A. Fitness
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	101,567		67	430,000	97%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	368,807		87	865,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,041		14	168,000	92%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,868		21	281,000	90%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,891		11	139,000	100%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,727		17	211,000	93%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,527		63	799,000	93%

Other
Barracks Road		Charlottesville, VA	69,247		40	498,000	95%		99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	35,238		22	264,000	82%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	179,587		41	642,000	90%		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,521		20	215,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Hilton Village	(4)	Phoenix-Mesa-Chandler, AZ	40,063		11	93,000	88%				CVS / Houston's
Lancaster	(7)	Lancaster, PA	13,308	5,567	11	126,000	96%		75,000	Giant Food
29th Place		Charlottesville, VA	40,523		15	169,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	105,284		37	463,000	96%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	503,771		197	2,470,000	93%

Grand Total			$9,577,907	$412,771	1,988	24,936,000	94%	3,369

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes interests in four buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2022

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase (Decrease) in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2022	119	100%	444,398	$36.77	$34.31	$1,092,294	7%	17%	6.8	$14,464,187	$32.55
4th Quarter 2021	116	100%	597,673	$34.34	$32.49	$1,108,021	6%	12%	7.7	$18,492,134	$30.94
3rd Quarter 2021	119	100%	430,234	$40.73	$38.13	$1,119,874	7%	16%	6.8	$15,214,700	$35.36
2nd Quarter 2021	124	100%	558,490	$37.34	$34.72	$1,460,996	8%	18%	8.4	$28,679,057	$51.35
Total - 12 months	478	100%	2,030,795	$37.05	$34.70	$4,781,185	7%	16%	7.5	$76,850,078	$37.84

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase (Decrease) in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2022	60	50%	176,322	$44.90	$39.53	$946,526	14%	25%	8.3	$13,866,932	$78.65
4th Quarter 2021	65	56%	289,287	$39.72	$37.27	$708,143	7%	13%	8.4	$18,142,674	$62.72
3rd Quarter 2021	56	47%	219,614	$39.12	$36.43	$592,684	7%	15%	8.4	$14,322,727	$65.22
2nd Quarter 2021	75	60%	414,602	$36.09	$32.60	$1,447,345	11%	20%	9.7	$28,140,419	$67.87
Total - 12 months	256	54%	1,099,825	$39.06	$35.71	$3,694,698	9%	18%	8.9	$74,472,752	$67.71

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase (Decrease) in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2022	59	50%	268,076	$31.42	$30.88	$145,768	2%	10%	5.4	$597,255	$2.23
4th Quarter 2021	51	44%	308,386	$29.30	$28.00	$399,878	5%	11%	6.8	$349,460	$1.13
3rd Quarter 2021	63	53%	210,620	$42.40	$39.90	$527,190	6%	16%	5.3	$891,973	$4.23
2nd Quarter 2021	49	40%	143,888	$40.92	$40.82	$13,651	—%	12%	5.2	$538,638	$3.74
Total - 12 months	222	46%	930,970	$34.67	$33.50	$1,086,487	3%	12%	5.7	$2,377,326	$2.55

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2022					124	460,062		$37.05	6.9	$18,669,766	$40.58
4th Quarter 2021					125	619,629		$34.67	7.8	$19,435,246	$31.37
3rd Quarter 2021					124	481,607		$39.87	7.1	$24,145,403	$50.14
2nd Quarter 2021					133	576,782		$37.57	8.5	$29,473,951	$51.10
Total - 12 months					506	2,138,080		$37.14	7.6	$91,724,366	$42.90

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. Contractual option exercises are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2022

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	488,000	3%	$18.45	592,000	8%	$37.84	1,079,000	5%	$29.08
2023	1,424,000	9%	$21.12	964,000	13%	$42.29	2,388,000	11%	$29.66
2024	2,248,000	15%	$19.52	1,016,000	14%	$47.45	3,264,000	14%	$28.22
2025	2,154,000	14%	$18.61	1,020,000	14%	$41.78	3,174,000	14%	$26.05
2026	1,245,000	8%	$22.30	799,000	11%	$49.80	2,044,000	9%	$33.05
2027	1,672,000	11%	$25.13	822,000	11%	$49.69	2,494,000	11%	$33.22
2028	1,189,000	8%	$20.21	498,000	7%	$53.13	1,688,000	7%	$29.93
2029	1,106,000	7%	$28.54	441,000	6%	$47.03	1,547,000	7%	$33.81
2030	830,000	5%	$18.00	276,000	4%	$50.69	1,106,000	5%	$26.15
2031	387,000	2%	$31.67	395,000	6%	$43.81	782,000	3%	$37.80
Thereafter	2,730,000	18%	$26.92	454,000	6%	$43.82	3,184,000	14%	$29.33
Total (3)	15,473,000	100%	$22.56	7,277,000	100%	$45.76	22,750,000	100%	$29.98

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	293,000	2%	$21.09	573,000	8%	$37.38	866,000	4%	$31.86
2023	440,000	3%	$23.69	693,000	10%	$41.28	1,133,000	5%	$34.45
2024	588,000	4%	$21.33	579,000	8%	$46.08	1,167,000	5%	$33.62
2025	741,000	5%	$15.32	669,000	9%	$38.80	1,410,000	6%	$26.45
2026	342,000	2%	$23.59	430,000	6%	$50.24	772,000	3%	$38.42
2027	436,000	3%	$19.03	446,000	6%	$50.51	882,000	4%	$34.94
2028	809,000	5%	$16.79	385,000	5%	$47.08	1,194,000	5%	$26.56
2029	828,000	5%	$25.19	400,000	5%	$44.66	1,228,000	6%	$31.54
2030	581,000	4%	$19.14	359,000	5%	$46.13	940,000	4%	$29.44
2031	234,000	1%	$30.07	356,000	5%	$47.47	591,000	3%	$40.57
Thereafter	10,181,000	66%	$23.54	2,387,000	33%	$48.92	12,567,000	55%	$28.36
Total (3)	15,473,000	100%	$22.56	7,277,000	100%	$45.76	22,750,000	100%	$29.98

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of March 31, 2022.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of March 31, 2022.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2022

Overall Portfolio Statistics (1)	At March 31, 2022			At March 31, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (SF)	24,936,000	23,375,000	93.7%	23,322,000	21,411,000	91.8%

Residential Properties (5) (units)	2,869	2,798	97.5%	2,869	2,714	94.6%

Comparable Property Statistics (1)	At March 31, 2022			At March 31, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (SF)	22,156,000	20,748,000	93.6%	22,131,000	20,334,000	91.9%

Residential Properties (6) (units)	2,780	2,715	97.7%	2,780	2,671	96.1%

Notes

(1)	See Glossary of Terms.
(2)	Occupied percentage was 91.2% and 89.5% at March 31, 2022 and 2021, respectively, and comparable property occupied percentage was 91.1% and 90.0% at March 31, 2022 and 2021, respectively.
(3)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(4)	At March 31, 2022, leased percentage was 96.4% for anchor tenants and 88.7% for small shop tenants.
(5)	Our residential metrics exclude "Miscela," our new residential building that opened at Assembly Row in 3Q21, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 3,369 and our percentage leased would be 93.0%. At March 31, 2022, Miscela was 67.2% leased.
(6)	Excludes “The Delwyn,” our 87 unit residential building that opened at Bala Cynwyd in late 2020 and was leased-up for the first time during the the three months ended March 31, 2021.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2022

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2 / NR	$20,915,000	2.69%	1,044,000	3.72%	33
2	Ahold Delhaize	BBB / Baa1 / NR	$14,014,000	1.80%	743,000	2.65%	12
3	NetApp, Inc.	BBB+ / Baa2 / NR	$13,927,000	1.79%	304,000	1.08%	1
4	Splunk, Inc.	NR / NR / NR	$11,913,000	1.53%	235,000	0.84%	1
5	CVS Corporation	BBB / Baa2 / NR	$11,339,000	1.46%	300,000	1.07%	22
6	Gap, Inc., The	BB / Ba2 / NR	$10,695,000	1.37%	300,000	1.07%	27
7	L.A. Fitness International LLC	CCC+ / Caa1 / NR	$10,594,000	1.36%	415,000	1.48%	10
8	Home Depot, Inc.	A / A2 / A	$7,285,000	0.94%	478,000	1.70%	6
9	Kroger Co., The	BBB / Baa1 / NR	$7,036,000	0.90%	611,000	2.18%	12
10	Bank of America, N.A.	A- / A2 / AA-	$6,889,000	0.89%	118,000	0.42%	27
11	Michaels Stores, Inc.	B / B1 / NR	$6,876,000	0.88%	347,000	1.24%	15
12	Bed, Bath & Beyond, Inc.	B+ / B1 / NR	$6,833,000	0.88%	417,000	1.49%	11
13	PUMA North America, Inc.	NR / NR / NR	$6,801,000	0.87%	155,000	0.55%	2
14	Ross Stores, Inc.	BBB+ / A2 / NR	$6,724,000	0.86%	315,000	1.12%	11
15	Albertsons Companies, Inc. (Acme, Balducci's, Safeway)	BB / Ba2 / NR	$6,488,000	0.83%	502,000	1.79%	10
16	Dick's Sporting Goods, Inc.	BBB / Baa3 / NR	$6,389,000	0.82%	289,000	1.03%	6
17	Target Corporation	A / A2 / A	$6,239,000	0.80%	627,000	2.24%	7
18	DSW, Inc	NR / NR / NR	$5,680,000	0.73%	224,000	0.80%	11
19	Ulta Beauty, Inc.	NR / NR / NR	$5,525,000	0.71%	161,000	0.57%	15
20	AMC Entertainment Inc.	CCC+ / Caa2 / NR	$5,424,000	0.70%	233,000	0.83%	5
21	Hudson's Bay Company (Saks)	NR / NR / NR	$5,155,000	0.66%	100,000	0.36%	3
22	JPMorgan Chase Bank	A- / A2 / AA-	$5,102,000	0.66%	86,000	0.31%	21
23	Wells Fargo Bank, N.A.	BBB+ / A1 / A+	$5,084,000	0.65%	66,000	0.24%	16
24	Best Buy Co., Inc.	BBB+ / A3 / NR	$4,837,000	0.62%	188,000	0.67%	4
25	Whole Foods Market, Inc.	AA- / A1 / NR	$4,772,000	0.61%	167,000	0.60%	4
	Totals - Top 25 Tenants		$202,536,000	26.03%	8,425,000	30.05%	292

	Total (5):		$778,130,000	(2)	28,037,000	(4)

Notes:
(1)	Credit Ratings are as of March 31, 2022. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
March 31, 2022

The following tables provide a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2022. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of April 30, 2022, other than the acquisition of Kingstowne Towne Center, as further discussed on page 19.

	Full Year 2022 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.36	$2.56
Adjustments:
Estimated depreciation and amortization	3.49	3.49
Estimated FFO per diluted share	$5.85	$6.05
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth	3.5% - 5%
General and administrative expenses	$50 - $54 million (annual)
Mortgage interest income	$1 million (annual)
2021 Dispositions POI	$8 million
Development/redevelopment capital	$300 - $400 million (annual)
Equity to be issued	$400 - $500 million (annual)
Note:
Does not assume any material changes of tenants moving to or from a cash basis of accounting.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2022 and 2021 is as follows:

	Three Months Ended
	March 31,
	2022	2021
	(in thousands)
Net income	$54,728	$49,739
Interest expense	31,573	32,085
Other interest income	(120)	(363)
Income tax provision (benefit)	304	(262)
Depreciation and amortization	71,674	63,874
Gain on sale of real estate and change in control of interest	—	(17,428)
Adjustments of EBITDAre of unconsolidated affiliates	921	970
EBITDAre	$159,080	$128,615

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. As a result of accommodations made to certain tenants to help them to stay open during and after the COVID-19 pandemic, we have found it necessary to exercise more judgment since the pandemic started than in prior years in order to appropriately reflect the comparability of rents in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.